Exhibit 99.1

Reliance Global Group Reports 2025 First Quarter Results and Provides Business Update

Company to Host Conference Call Today at 4:30 PM Eastern Time

LAKEWOOD, N.J., May 14, 2025 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today provided a business update and reported financial results for the quarter ended March 31, 2025.

“We are pleased to begin 2025 with improving financial results that build on the momentum we achieved in 2024,” said Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group. “Our growth in organic revenues highlights the attractive strides we’ve made in expanding our market share. At the same time, the substantial reduction in net loss and the increase in AEBITDA reflect the sustained benefits of our disciplined fiscal management, streamlined operations under the OneFirm model, and the absence of prior-year impairment charges. This strong momentum has reinforced our foundation and positioned us for scalable, long-term growth with improved profitability.”

“We are excited about the road ahead as we build on the progress made in 2024 and move closer to completing the Spetner acquisition—an important milestone that is expected to enhance our insurance capabilities and strengthen our financial and market position. We also continue to drive innovation across our platform, most notably with the launch of RELI Auto Leasing. This new offering allows our RELI Exchange agency partners to provide clients with convenient access to vehicle leasing nationwide while earning commissions—without requiring expertise in auto finance. By integrating leasing into the insurance process, we are enhancing our value proposition, deepening client relationships, and opening a compelling new revenue stream for our agents. At the same time, the continued adoption of our advanced InsurTech solutions is transforming the agent experience through AI-driven automation, improved underwriting precision, and streamlined service. These innovations, combined with our disciplined approach to growth and operational excellence, position us to capitalize on emerging opportunities in the evolving InsurTech landscape. We believe the foundation we have put in place sets the stage for a period of exceptional expansion in 2025 and beyond, and we remain committed to delivering superior service to our agents and clients while driving long-term value for our shareholders,” concluded Mr. Beyman.

2025 First Quarter Financial Highlights

●	Commission income revenue increased by $153,782, or 4%, to $4,236,220 in Q1 2025, compared to $4,082,438 in Q1 2024. This increase reflects continued organic growth across the Company’s insurance distribution channels.

●	Commission expense increased by $192,885, or 15%, to $1,469,427 in Q1 2025, compared to $1,276,542 in Q1 2024. The increase reflects higher payouts to agents in line with rising commission volumes and improved agency performance.
●	Salaries and wages increased by $398,175, or 22%, to $2,229,837 in Q1 2025, compared to $1,831,662 in Q1 2024. The increase is primarily due to $540,015 in non-cash equity awards, and indicates that overall, standard non-equity-based salaries and wages costs have been decreasing for the Company quarter over quarter.
●	General and administrative increased by $141,388, to $1,516,228 in Q1 2025, compared to $1,374,890 in Q1 2024. The increase is primarily due to $484,970 of non-cash equity pay to certain of the Company’s directors and service providers, and indicates that overall, standard non-equity-based general and administrative costs have been decreasing for the Company quarter over quarter, reflecting management’s disciplined cost controls and efficiencies gained under our OneFirm initiative.
●	Net loss decreased by $3,609,781, or 68%, to $1,736,882 in Q1 2025, compared to $5,346,663 in Q1 2024. This substantial improvement was driven by the elimination of impairment charges, and the Company’s continued focus on cost control and streamlining its operations. When further deducting the total non-cash equity payments of $1,024,985 discussed above, standard non-equity net loss further improves significantly as compared to the quarter in the prior year and is a testament to the Company’s focus and success in increasing its top-line revenues and managing its operating costs.
●	Adjusted EBITDA (“AEBITDA”), our key non-GAAP financial measure, increased by $219,061, or 297% to an AEBITDA gain of $145,407 in Q1 2025, compared to an AEBITDA loss of ($73,654) in Q1 2024. This marks another quarter of AEBITDA gain for the Company and demonstrates the continued trend toward increased profitability, brought about through disciplined fiscal management and exciting organic operational growth.

Conference Call

Reliance Global Group will host a conference call today at 4:30 PM Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2025, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 848176. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/52473 or on the investor relations section of the Company’s website, https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will be available on the investor relations section of the Company’s website at https://relianceglobalgroup.com/events-and-presentations/ through May 13, 2026. A telephone replay of the call will be available approximately one hour following the call, through May 27, 2025, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 52473.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s most recent Annual Report on Form 10-K, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com

INFORMATION REGARDING A NON-GAAP FINANCIAL MEASURE

The Company believes certain financial measures which meet the definition of non-GAAP financial measures, as defined in Regulation G of the SEC rules, provide important supplemental information. Namely our key financial performance metric Adjusted EBITDA (“AEBITDA”) is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with GAAP. “AEBITDA” is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA) with additional adjustments as further outlined below, to result in Adjusted EBITDA (“AEBITDA”). The Company considers AEBITDA an important financial metric because it provides a meaningful financial measure of the quality of the Company’s operational, cash impacted and recurring earnings and operating performance across reporting periods. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure to other companies in the industry. AEBITDA is used by management in addition to and in conjunction (and not as a substitute) with the results presented in accordance with GAAP. Management uses AEBITDA to evaluate the Company’s operational performance, including earnings across reporting periods and the merits for implementing cost-cutting measures. We have presented AEBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Consistent with Regulation G, a description of such information is provided below herein and tabular reconciliations of this supplemental non-GAAP financial information to our most comparable GAAP information are contained below.

We exclude the following items when calculating Adjusted EBITDA, and the following items define our non-GAAP financial measure “AEBITDA”:

●	Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Goodwill and/or asset impairments: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Equity-based compensation: Non-cash compensation provided to employees and service providers, excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.

●	Change in estimated acquisition earn-out payables: An earn-out liability is a liability to the seller upon an acquisition which is contingent on future earnings. These liabilities are valued at each reporting period and the changes are reported as either a gain or loss in the change in estimated acquisition earn-out payables account in the consolidated statements of operations. The gain or loss is non-cash, can be highly volatile and overall is not deemed relevant to ongoing operations, thus, it’s excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Recognition and change in fair value of warrant liabilities: This account includes changes to derivative warrant liabilities which are valued at each reporting period and could result in either a gain or loss. The period changes do not impact cash, can be highly volatile, and are unrelated to ongoing operations, and thus are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Other income (expense), net: Includes certain non-routine income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the company.
●	Transactional costs: This includes expenses related to mergers, acquisitions, financings and refinancings, and amendments or modification to indebtedness. Thes costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Non-standard costs: This account includes non-standard non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in the discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Loss from discontinued operations before tax: This account includes the net results from discontinued operations, and since discontinued, are unrelated to the Company’s ongoing operations and thus excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

The following table provides a reconciliation from net loss to AEBITDA for the 3 month periods ended March 31, 2025 and 2024, respectively:

	March 31, 2025	March 31, 2024
Net loss	$(1,736,882)	$(5,346,663)
Adjustments:
Interest and related party interest expense	325,242	410,286
Depreciation and amortization	360,595	534,152
Asset impairment	-	3,922,110
Equity-based compensation employees, directors, and service providers	1,024,985	154,912
Change in estimated acquisition earn-out payables	-	47,761
Other income, net	-	(11)
Transactional costs	143,187	253,893
Non-standard costs	28,280	45,239
Recognition and change in fair value of warrant liabilities	-	(95,333)
Total adjustments	1,882,289	5,273,009

AEBITDA	$145,407	$(73,654)